                                                                       EXHIBIT E
                                                               FILE NO. 70-10299

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                               DECEMBER 31,      JUNE 30,
                                                                   2004            2005
                                                               ------------    ------------
CURRENT ASSETS:
   Cash and cash equivalents ...............................   $    164,645    $    408,162
   Investment in Time Warner common stock ..................        420,882         361,590
   Accounts receivable, net ................................        741,715         511,846
   Accrued unbilled revenues ...............................        576,252         271,779
   Natural gas inventory ...................................        174,232         167,514
   Materials and supplies ..................................         77,902          77,674
   Non-trading derivative assets ...........................         50,219          67,638
   Taxes receivable ........................................             --           6,368
   Current assets of discontinued operations ...............        513,768              --
   Prepaid expenses and other current assets ...............        116,909         112,226
                                                               ------------    ------------
     Total current assets ..................................      2,836,524       1,984,797
                                                               ------------    ------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment ...........................     10,963,569      11,182,282
   Less accumulated depreciation and amortization...........     (2,777,176)     (2,908,991)
                                                               ------------    ------------
     Property, plant and equipment, net ....................      8,186,393       8,273,291
                                                               ------------    ------------

OTHER ASSETS:
   Goodwill, net ...........................................      1,740,510       1,744,252
   Other intangibles, net ..................................         58,068          57,062
   Regulatory assets .......................................      3,349,944       2,928,968
   Non-trading derivative assets ...........................         17,682          56,349
   Non-current assets of discontinued operations ...........      1,051,158              --
   Other ...................................................        921,678         844,972
                                                               ------------    ------------
     Total other assets ....................................      7,139,040       5,631,603
                                                               ------------    ------------

       TOTAL ASSETS ........................................   $ 18,161,957    $ 15,889,691
                                                               ============    ============

                                                                       EXHIBIT E
                                                               FILE NO. 70-10299

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                DECEMBER 31,     JUNE 30,
                                                                                   2004            2005
                                                                              -------------    ------------
CURRENT LIABILITIES:
   Current portion of transition bond long-term debt ......................   $      46,806    $     49,352
   Current portion of other long-term debt ................................       1,789,182       1,748,083
   Indexed debt securities derivative .....................................         341,575         278,227
   Accounts payable .......................................................         868,023         546,262
   Taxes accrued ..........................................................         609,025         117,313
   Interest accrued .......................................................         151,365         158,282
   Non-trading derivative liabilities .....................................          26,323          13,124
   Regulatory liabilities .................................................         225,158              --
   Accumulated deferred income taxes, net .................................         260,958         286,357
   Current liabilities of discontinued operations .........................         448,974              --
   Other ..................................................................         419,811         440,659
                                                                              -------------    ------------
     Total current liabilities ............................................       5,187,200       3,637,659
                                                                              -------------    ------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net .................................       2,415,143       2,472,727
   Unamortized investment tax credits .....................................          53,690          49,937
   Non-trading derivative liabilities .....................................           6,413           5,873
   Benefit obligations ....................................................         440,110         451,562
   Regulatory liabilities .................................................       1,081,370         744,260
   Non-current liabilities of discontinued operations .....................         420,393              --
   Other ..................................................................         259,120         295,637
                                                                              -------------    ------------
     Total other liabilities ..............................................       4,676,239       4,019,996
                                                                              -------------    ------------

LONG-TERM DEBT:
   Transition bonds .......................................................         628,903         610,462
   Other ..................................................................       6,564,113       6,440,756
                                                                              -------------    ------------
     Total long-term debt .................................................       7,193,016       7,051,218
                                                                              -------------    ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Common stock (308,045,215  shares and 309,396,223 shares outstanding
     at December 31, 2004 and June 30, 2005, respectively) ................           3,080           3,094
   Additional paid-in capital .............................................       2,891,335       2,907,227
   Retained deficit .......................................................      (1,727,571)     (1,689,435)
   Accumulated other comprehensive loss ...................................         (61,342)        (40,068)
                                                                              -------------    ------------
     Total shareholders' equity ...........................................       1,105,502       1,180,818
                                                                              -------------    ------------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .........................   $  18,161,957    $ 15,889,691
                                                                              =============    ============

                                                                       EXHIBIT E
                                                               FILE NO. 70-10299

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                                       DECEMBER 31,    JUNE 30,
                                                                           2004          2005
                                                                       -----------    -----------
CURRENT ASSETS:
   Cash and cash equivalents .......................................   $    24,928    $    31,090
   Accounts and notes receivable, net ..............................       124,452        132,679
   Accounts and notes receivable -- affiliated companies, net.......        57,656             --
   Accrued unbilled revenues .......................................        74,089        124,344
   Materials and supplies ..........................................        52,886         49,540
   Taxes receivable ................................................        62,078         10,511
   Deferred tax asset ..............................................        78,656         76,507
   Other ...........................................................        12,201          9,874
                                                                       -----------    -----------
     Total current assets ..........................................       486,946        434,545
                                                                       -----------    -----------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment ...................................     6,245,302      6,349,496
   Less accumulated depreciation and amortization ..................    (2,203,846)    (2,284,420)
                                                                       -----------    -----------
     Property, plant and equipment, net ............................     4,041,456      4,065,076
                                                                       -----------    -----------

OTHER ASSETS:
   Other intangibles, net ..........................................        38,349         38,029
   Regulatory assets ...............................................     3,328,865      2,902,784
   Notes receivable -- affiliated companies ........................       814,513        814,513
   Other ...........................................................        72,624         56,514
                                                                       -----------    -----------
     Total other assets ............................................     4,254,351      3,811,840
                                                                       -----------    -----------

       TOTAL ASSETS ................................................   $ 8,782,753    $ 8,311,461
                                                                       ===========    ===========

                                                                       EXHIBIT E
                                                               FILE NO. 70-10299

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                      (THOUSANDS OF DOLLARS) -- (CONTINUED)
                                   (UNAUDITED)

                         LIABILITIES AND MEMBER'S EQUITY

                                                                              DECEMBER 31,    JUNE 30,
                                                                                 2004           2005
                                                                              -----------    -----------
CURRENT LIABILITIES:
   Current portion of transition bond long-term debt ......................   $    46,806    $    49,352
   Current portion of other long-term debt ................................     1,310,106      1,310,106
   Accounts payable .......................................................        40,852         34,326
   Accounts and notes payable -- affiliated companies, net................             --         16,292
   Taxes accrued ..........................................................       104,862         54,250
   Interest accrued .......................................................        67,897         75,172
   Regulatory liabilities .................................................       224,732             --
   Other ..................................................................        57,706         55,784
                                                                              -----------    -----------
     Total current liabilities ............................................     1,852,961      1,595,282
                                                                              -----------    -----------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net .................................     1,377,199      1,423,379
   Unamortized investment tax credits .....................................        48,874         45,388
   Benefit obligations ....................................................       128,092        134,285
   Regulatory liabilities .................................................       648,305        296,538
   Notes payable -- affiliated companies ..................................       150,850        150,850
   Accounts payable -- affiliated companies ...............................       303,472        303,472
   Other ..................................................................        18,174         17,333
                                                                              -----------    -----------
     Total other liabilities ..............................................     2,674,966      2,371,245
                                                                              -----------    -----------

LONG-TERM DEBT:
   Transition bonds .......................................................       628,903        610,462
   Other ..................................................................     1,592,429      1,592,006
                                                                              -----------    -----------
     Total long-term debt .................................................     2,221,332      2,202,468
                                                                              -----------    -----------

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY:
   Common stock ...........................................................             1              1
   Paid-in capital ........................................................     2,278,090      2,282,805
   Retained deficit .......................................................      (244,597)      (140,340)
                                                                              -----------    -----------
     Total member's equity ................................................     2,033,494      2,142,466
                                                                              -----------    -----------

       TOTAL LIABILITIES AND MEMBER'S EQUITY ..............................   $ 8,782,753    $ 8,311,461
                                                                              ===========    ===========

                                                                       EXHIBIT E
                                                               FILE NO. 70-10299

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                                      DECEMBER 31,          JUNE 30,
                                                                          2004                2005
                                                                     --------------     --------------
CURRENT ASSETS:
  Cash and cash equivalents.....................................     $      140,466     $      379,540
  Accounts and notes receivable, net............................            612,708            375,874
  Accrued unbilled revenue......................................            502,163            147,434
  Accounts and notes receivable - affiliated companies, net.....             11,987            115,236
  Materials and supplies........................................             25,017             28,134
  Natural gas inventory.........................................            174,232            167,514
  Non-trading derivative assets.................................             50,219             67,638
  Taxes receivable..............................................            155,155             16,429
  Deferred tax asset............................................             12,256                 --
  Prepaid expenses..............................................              8,308             10,125
  Other                                                                      92,160             87,136
                                                                     --------------     --------------
    Total current assets........................................          1,784,671          1,395,060
                                                                     --------------     --------------

PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment.................................          4,296,061          4,400,046
  Less accumulated depreciation.................................           (461,978)          (502,939)
                                                                     --------------     --------------
    Property, plant and equipment, net..........................          3,834,083          3,897,107
                                                                     --------------     --------------

OTHER ASSETS:
  Goodwill......................................................          1,740,510          1,744,252
  Other intangibles, net........................................             19,719             19,033
  Non-trading derivative assets.................................             17,682             56,349
  Accounts and notes receivable - affiliated companies, net.....             18,197             16,582
  Other                                                                     118,089            138,123
                                                                     --------------     --------------
    Total other assets..........................................          1,914,197          1,974,339
                                                                     --------------     --------------

TOTAL ASSETS....................................................     $    7,532,951     $    7,266,506
                                                                     ==============     ==============

                                                                       EXHIBIT E
                                                               FILE NO. 70-10299

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                       DECEMBER 31,         JUNE 30,
                                                          2004                2005
                                                      --------------     --------------
CURRENT LIABILITIES:
  Current portion of long-term debt.................  $      366,873     $      325,000
  Accounts payable..................................         798,661            489,168
  Taxes accrued.....................................          77,802             60,292
  Interest accrued..................................          57,741             57,446
  Customer deposits.................................          60,164             58,994
  Non-trading derivative liabilities................          26,323             13,124
  Accumulated deferred income taxes, net............              --              4,311
  Other.............................................         272,996            292,280
                                                      --------------     --------------
      Total current liabilities.....................       1,660,560          1,300,615
                                                      --------------     --------------

OTHER LIABILITIES:
  Accumulated deferred income taxes, net............         640,780            616,726
  Non-trading derivative liabilities................           6,412              5,873
  Benefit obligations...............................         128,537            127,874
  Other.............................................         556,819            591,831
                                                      --------------     --------------
      Total other liabilities.......................       1,332,548          1,342,304
                                                      --------------     --------------

LONG-TERM DEBT......................................       2,000,696          1,999,334
                                                      --------------     --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock......................................               1                  1
  Paid-in capital...................................       2,231,906          2,286,638
  Retained earnings.................................         305,291            328,033
  Accumulated other comprehensive income............           1,949              9,581
                                                      --------------     --------------
      Total stockholder's equity....................       2,539,147          2,624,253
                                                      --------------     --------------

   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.......  $    7,532,951     $    7,266,506
                                                      ==============     ==============